Morgan Stanley Managed Futures
Chesapeake I, LLC

Interim Financial Statements
For the Six Months Ended
June 30, 2009 and 2008 (Unaudited)
















THE ENCLOSED TRADING COMPANY FINANCIAL STATEMENTS AND
FOOTNOTE DISCLOSURE ARE PRESENTED PURSUANT TO
REGULATION S-X.









       <table> Morgan Stanley Managed Futures Chesapeake I, LLC
Statements of Financial Condition (Unaudited)


	  June 30,	        December 31,
                   2009      	         2008
	  $	        $

ASSETS
Trading Equity:
    Unrestricted cash	26,363,598	 31,842,889
    Restricted cash	     1,763,853	           892,699

         Total cash	    28,127,451	      32,735,588

   Net unrealized gain on open contracts (MS&Co.)	        267,104	       1,204,988
   Net unrealized gain (loss) on open contracts (MSIP)	             (23,171)	                264,563

        Total net unrealized gain on open contracts	            243,933	       1,469,551

  	   Total Trading Equity	28,371,384	34,205,139

Contributions receivable	818,822	-
Interest receivable (MS&Co.)                                                                    ?     		              7,102

	   Total Assets	    29,190,206	       34,212,241

LIABILITIES AND MEMBERS? CAPITAL

LIABILITIES
Withdrawals payable                         2,599,323     	    6,276,178
Accrued management fees               47,918	                     54,394
Accrued administrative fees 	            8,387                              9,519
Interest payable (MS&Co.)	             2,507	          ?

	   Total Liabilities	      2,658,135	      6,340,091

MEMBERS? CAPITAL
Non-Managing Members	    26,532,071	   27,872,150

       Total Members? Capital	    26,532,071	    27,872,150

       Total Liabilities and Members? Capital	       29,190,206	    34,212,241










The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Chesapeake I, LLC
Statements of Operations (Unaudited)


                     For the Three Months	                            For the Six Months
  	              Ended June 30,     	                          Ended June 30,

                                   2009   	          2008    	       2009   	       2008
                                 $	                 $		          $	 	    $
INVESTMENT INCOME
	Interest income (MS&Co.)	               ?    		       138,497		        11,503    	          177,157

EXPENSES
	Management fees	140,040	180,476	276,340 	 	219,427
	Administrative fees	        24,507	         31,583	       48,359 	 	           38,400
	Brokerage, clearing and transaction
       fees	           8,789	        29,806	15,072		          35,254
	Interest expense (MS&Co.)	                  3,938    	                ?       	         3,938      	?
	Incentive fees	                       ?       	      527,424	         ?             702,050

		   Total Expenses 	      177,274	       769,289	     343,709		         995,131

NET INVESTMENT LOSS 	     (177,274)	      (630,792)	    (332,206)		       (817,974)

TRADING RESULTS
Trading profit (loss):
	Realized	(2,284,568)	2,798,977	(945,351)	 	4,127,204
	Net change in unrealized	          317,977	    2,672,495	   (1,225,618)	           2,268,614

		  Total Trading Results	   (1,966,591)	     5,471,472	   (2,170,969)		      6,395,818

NET INCOME (LOSS) 	    (2,143,865)	   4,840,680	    (2,503,175)		      5,577,844


NET INCOME (LOSS) ALLOCATION
Managing Member                  ?        	           ?	           ? 		             309,826
Non-Managing Members	                                    (2,143,865) 	            4,840,680	              (2,503,175)	5,268,018














The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures Chesapeake I, LLC
Statements of Changes in Members? Capital
For the Six Months Ended June 30, 2009 and 2008 (Unaudited)



	        Managing	      Non-Managing
	       Member       	     Members  	    Total
                    $                                  $                            $
Members? Capital,
	December 31, 2007	 2,591,195	4,235,916	    6,827,111

Capital Contributions               ?    		32,522,680		  32,522,680

Net Income	        309,826	       5,268,018	    5,577,844

Capital Withdrawals    	       (2,901,021)    	               (1,768,767)	            (4,669,788)

Members? Capital,
   June 30, 2008                ?                          40,257,847  	          40,257,847




Members? Capital,
	December 31, 2008               ?	                         27,872,150            27,872,150

Capital Contributions                ?    		7,714,004	           7,714,004

Net Loss	                  ?	(2,503,175)	  (2,503,175)

Capital Withdrawals               ?      	    	          (6,550,908)	           (6,550,908)

Members? Capital,
   June 30, 2009                 ?      	  	                   26,532,071 	          26,532,071















The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures Chesapeake I, LLC
Statements of Cash Flows (Unaudited)
                                 	           For the Six Months Ended June 30,

	        2009     	               2008
	  $	           $


CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                              (2,503,175)  		    5,577,844
Noncash item included in net income (loss):
	Net change in unrealized                                                              1,225,618                    (2,268,614)

(Increase) decrease in operating assets:
	Restricted cash	                                                                           (871,154)                    (1,719,961)
	Interest receivable (MS&Co.)	   7,102	    (38,903)

Increase (decrease) in operating liabilities:
	Accrued management fees	                                                              (6,476)	                   50,158
	Accrued administrative fees 	                                                             (1,132)	                        8,777
	Interest payable (MS&Co.)	2,507			?
	Accrued incentive fee	                                                                         ?      		         483,814

Net cash provided by (used for) operating activities	                        (2,146,710)	             2,093,115


CASH FLOWS FROM FINANCING ACTIVITIES

Capital contributions 	                                   6,895,182                   	32,522,680
Capital withdrawals	                                 (10,227,763)                  (4,840,886)

Net cash provided by (used for) financing activities                         (3,332,581) 	              27,681,794

Net increase (decrease) in unrestricted cash	                               (5,479,291)	              29,774,909

Unrestricted cash at beginning of period	                                        31,842,889	      6,353,264

Unrestricted cash at end of period   	                                               26,363,598	                   36,128,173











The accompanying notes are an integral part of these financial statements.

       <table>
Morgan Stanley Managed Futures Chesapeake I, LLC
Condensed Schedules of Investments
June 30, 2009 and December 31, 2008 (Unaudited)







Futures and Forward Contracts
         Long
    Unrealized
         Gain/(Loss)

 Percentage of
  Members? Capital
     Short
Unrealized
   Gain/(Loss)

 Percentage of
  Members? Capital
      Net
 Unrealized
Gain/(Loss)

    $
%
   $
        %
$

June 30, 2009, Members? Capital: $26,532,071



Commodity
      (48,523)
       (0.18)
      (1,435)
      (0.01)
  (49,958)
Equity
       11,165
        0.04
         ?
         ?
 11,165
Foreign currency
       45,470
        0.17
     (55,715)
      (0.21)
 (10,245)
Interest rate
       15,715
        0.06
         ?
         ?
 15,715






     Grand Total:
       23,827
        0.09
     (57,150)
       (0.22)
  (33,323)

     Unrealized Currency Gain




        1.04

 277,256

     Total Net Unrealized Gain



 243,933





December 31, 2008, Members? Capital: $27,872,150



Commodity
       78,437
        0.28
     302,593
       1.08
  381,030
Foreign currency
     119,030
        0.43
    (282,695)
      (1.01)
(163,665)
Interest rate
     958,498
        3.44
         ?
         ?
958,498






     Grand Total:
  1,155,965
        4.15
      19,898
        0.07
1,175,863

     Unrealized Currency Gain




        1.05

   293,688

     Total Net Unrealized Gain





1,469,551














The accompanying notes are an integral part of these financial statements.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements
June 30, 2009 (Unaudited)

1. Summary of Significant Accounting Policies

The unaudited financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of Morgan Stanley Managed Futures Chesapeake I, LLC (?Chesapeake I, LLC? or the ?Trading Company?). The financial statements and condensed notes herein should be read in conjunction with the Trading Company?s December 31, 2008 Annual Report.

Organization ? Chesapeake I, LLC was formed on March 26, 2007, as a Delaware limited liability company under the Delaware Limited Liability Company Act (the ?Act?), to facilitate investments by Morgan Stanley managed futures funds. The Trading Company commenced operations on August 1, 2007. The Trading Company?s trading manager is Demeter Management LLC (?Demeter?), a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC, which in turn is majority owned by Morgan Stanley and minority owned by Citigroup Inc. (?Citigroup?). Demeter has retained Chesapeake Capital Corporation (?Chesapeake? or the ?Trading Advisor?) to engage in the speculative trading of commodities, domestic and foreign futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions and futures contracts transactions, and any rights pertaining thereto (collectively, ?Futures Interests?) (refer to Note 3. Financial Instruments) on behalf of the Trading Company. Each member (each investor in the Trading Company, a ?Member?) invests its assets in the Trading Company, which allocates substantially all of its assets in the trading program of Chesapeake, an unaffiliated Trading Advisor to make investment decisions for the Trading Company. As of June 30, 2009, Morgan Stanley Managed Futures LV, L.P. (a Delaware limited partnership), Morgan Stanley Managed Futures MV, L.P. (a Delaware limited partnership), and Morgan Stanley Strategic Alternatives, L.P. (a Delaware limited partnership) (?SAFLP?) were the Members of the Trading Company.

   On April 30, 2009, Demeter Management Corporation was converted to a Delaware limited liability company and changed its name to Demeter Management LLC. Prior to June 1, 2009, Demeter was wholly owned by Morgan Stanley. Demeter does not believe that the change in ownership of Demeter had a material impact on the Trading Company?s Members. At all times Demeter served as the trading manager of the Trading Company and it continues to do so. The change in ownership occurred pursuant to the transaction in which Morgan Stanley and Citigroup agreed to combine the Global Wealth Management Group of Morgan Stanley and the Smith Barney division of Citigroup Global Markets Inc. into a new joint venture. The transaction closed on June 1, 2009.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Organization (cont?d) ? The commodity brokers for the Trading Company are Morgan Stanley & Co. Incorporated (?MS&Co.?) and Morgan Stanley & Co. International plc (?MSIP?). MS&Co. also acts as the counterparty on all trading of the foreign currency forward contracts. Morgan Stanley Capital Group Inc. (?MSCG?) acts as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co. and its affiliates act as the custodians of the Trading Company?s assets. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Use of Estimates ? The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (?GAAP?), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition ? Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input, the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Revenue Recognition (cont?d) ? Monthly, MS&Co. credits the Trading Company with interest income on 100% of its average daily funds held at MS&Co. Assets deposited with MS&Co. as margin will be credited with interest income at a rate approximately equivalent to what MS&Co. pays or charges other customers on such assets deposited as margin. Assets not deposited as margin with MS&Co. will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month but in no event less than zero. For purposes of such interest payments, Net Assets do not include monies owed to the Trading Company on Futures Interests.

   The Trading Company?s functional currency is the U.S. dollar; however, the Trading Company may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statement of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Members? Capital - The Members? Capital of the Trading Company is equal to the total assets of the Trading Company (including, but not limited to, all cash and cash equivalents, accrued interest, and the fair value of all open Futures Interests contract positions and other assets) less all liabilities of the Trading Company (including, but not limited to, management fees, incentive fees, and extraordinary expenses), determined in accordance with GAAP.

Trading Equity ? The Trading Company?s asset ?Trading Equity?, reflected on the Statements of Financial Condition, consists of
(a) cash on deposit with MS&Co. and MSIP to be used as margin for trading; (b) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and, if any, (c) options purchased at fair value. Options written at fair value are recorded in ?Liabilities?.

   The Trading Company, in its normal course of business, enters into various contracts with MS&Co. and MSIP acting as its commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Trading Company?s Statements of Financial Condition.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Trading Equity (cont?d) ? The Trading Company has offset its fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of the master netting agreement with MS&Co., as the counterparty on such contracts. The Trading Company has consistently applied its right to offset.

Restricted and Unrestricted Cash ? The cash held by the Trading Company is on deposit with MS&Co. and MSIP in futures interests trading accounts to meet margin requirements as needed. As reflected on the Trading Company?s Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

Brokerage, Clearing and Transaction Fees ? The Trading Company accrues and pays brokerage, clearing and transaction fees to MS&Co. Brokerage fees and transaction costs are paid as they are incurred on a half-turn basis at 100% of the rates MS&Co. charges retail commodity customers and parties that are not clearinghouse members. In addition, the Trading Company pays transactional and clearing fees as they are incurred.

Administrative Fee ? The Trading Company accrues and pays MS&Co. a monthly fee to cover all administrative and operating expenses (the ?Administrative Fee?). The monthly Administrative Fee is equal to 1/12 of 0.35% (a 0.35% annual rate) of the beginning of the month Members? Capital of the Trading Company.

Capital Contributions ? Capital contributions by the Members may be made monthly pending Demeter?s approval. Such capital contributions will increase each Member?s pro rata share of the Trading Company?s Members? Capital.

   Demeter initially invested capital directly in the Trading Company. As of December 31, 2007, Demeter redeemed all seed capital investments in the Trading Company. All seed capital investments by Demeter in the Trading Company participated on the same terms as the investments made by the Members in the Trading Company.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (cont?d)

Capital Withdrawals ? Each Member may withdraw all or a portion of its capital as of the last business day of the month. The request for withdrawal must be received in writing by Demeter at least three business days prior to the end of such month. Such capital withdrawals will decrease each Member?s pro rata share of the Trading Company?s Members? Capital. Demeter may require the withdrawal of a capital account under certain circumstances, as defined in the operating agreement.

Distributions ? Distributions, other than capital withdrawals, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Trading Company?s profits.

Income Taxes ? No provision for income taxes has been made in the accompanying financial statements, as Members are individually responsible for reporting income or loss based upon their pro rata share of the Trading Company?s revenue and expenses for income tax purposes. The Trading Company files U.S. federal and state tax returns.

   Financial Accounting Standards Board (?FASB?) Interpretation No. 48, ?Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109? (?FIN 48?), clarifies the accounting for uncertainty in income taxes recognized in a Trading Company?s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. Generally, 2007 and 2008 tax years remain subject to examination by U.S. federal and most state tax authorities.

Dissolution of the Trading Company ? The Trading Company shall be dissolved upon the first of the following events to occur:
      (1)	The sole determination of Demeter; or
      (2)	The written consent of the Members holding not less
than a majority interest in capital with or without
cause; or
(3)	The occurrence of any other event that causes the
dissolution of the limited liability 	company under
the Act.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

2.  Trading Advisor

    Demeter has retained Chesapeake to make all trading decisions for the Trading Company.

    Fees paid to Chesapeake by the Trading Company consist of a management fee and an incentive fee as follows:

Management Fee ? The Trading Company pays Chesapeake a monthly management fee based on a percentage of Members? Capital as described in the advisory agreement among the Trading Company, Demeter, and Chesapeake.

Incentive Fee ? The Trading Company pays Chesapeake a quarterly incentive fee equal to 20% of the New Trading Profits earned by each Member. Such fee is accrued on a monthly basis, but is not payable until the end of each calendar quarter.

     New Trading Profits represent the amount by which profits from Futures Interests trading exceed losses after management fees, brokerage fees and transaction costs, and administrative fees are deducted. When Chesapeake experiences losses with respect to the Members? Capital as of the end of a calendar quarter, Chesapeake must recover such losses before it is eligible for an incentive fee in the future. Losses are reduced for capital withdrawn from the Trading Company.

    Prior to April 1, 2008, SAFLP allocated substantially all of its assets to Morgan Stanley Strategic Alternatives, L.L.C. and paid each Trading Advisor an incentive fee equal to 20% of the New Trading Profit generated by such Trading Advisor as of the end of each calendar month. Beginning April 1, 2008, SAFLP invested a portion of its assets into the Trading Company and any loss carryforward for the Trading Advisor at March 31, 2008, was carried through and adjusted to the Trading Company.


3. Financial Instruments

   The Trading Advisor trades Futures Interests on behalf of the Trading Company. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

3. Financial Instruments (cont?d)

   The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

   The exchange-traded contracts are accounted for on a trade-date basis and fair valued on a daily basis. The off-exchange-traded contracts are fair valued monthly.

   The Trading Company accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standards (?SFAS?) No. 133, ?Accounting for Derivative Instruments and Hedging Activities? (?SFAS No. 133?). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment
provisions;
(2)	Requires no initial net investment or a smaller initial
net investment than would be required relative to
changes in market factors; and
      (3)	Terms require or permit net settlement.

  Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains on open contracts, reported as a component of ?Trading Equity? on the Statements of Financial
Condition, and their longest contract maturities were as follows:

		        Net Unrealized Gains
		         on Open Contracts           Longest Maturities
		                      Off-					                    Off-
	 	                   Exchange-	    Exchange-			   Exchange-	 Exchange-
        Date		        Traded	      Traded                   Total	     Traded	    Traded
        June 30, 2009   	     $ 243,933                  ?		  $   243,933	    Dec. 2009	          ?
        December 31, 2008       $1,469,551                 ?		  $1,469,551	    Dec. 2009	           ?

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

4. Derivative Instruments and Hedging Activities

   In March 2008, the FASB issued SFAS No. 161, ?Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133? ("SFAS No. 161"). SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Trading Company?s financial position, financial performance, and cash flows. SFAS No. 161 was effective as of January 1, 2009, for the Trading Company.

   The Trading Company?s objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisor for the Trading Company will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their trading strategy. As such, the absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. In regards to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   The following table summarizes the valuation of the Trading
Company?s investments by the above SFAS No. 161 disclosure as of June 30, 2009 and reflects the contracts outstanding at such time. <table> <caption>

The Effect of Trading Activities on the Statements of Financial
Condition for the Six Months Ended June 30, 2009:



 Futures and Forward Contracts


              Long
          Unrealized
         Gain


           Long
         Unrealized
       Loss


             Short
         Unrealized
           Gain


        Short
Unrealized
          Loss


       Net
  Unrealized
  Gain/(Loss)


Total Number
of Outstanding
Contracts

  $
      $
           $
        $
    $

Tr  Commodity
             175,545
       (224,068)
       66,075
        (67,510)
             (49,958)
                463
K   Equity
               11,165
             ?
            ?
             ?
              11,165
                  14
K   Foreign currency
             140,752
        (95,282)
         34,946
        (90,661)
             (10,245)
                150
K   Interest rate
               60,570
     (44,855)
       ?
         ?
              15,715
                156
K        Total
      388,032
   (364,205)
       101,021
    (158,171)
             (33,323)

K        Unrealized currency gain




             277,256

 Total net unrealized gain on open contracts         243,933









       Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

4. Derivative Instruments and Hedging Activities (cont?d)

   The following tables summarize the net trading results of the Trading Company during the three and six month periods as required by SFAS No. 161.

The Effect of Trading Activities on the Statements of Operations for the Three and Six Months Ended June 30, 2009, included in Total Trading Results:


For the Three Months
For the Six Months

Ended June 30, 2009
Ended June 30, 2009
Type of Instrument
$
$
     Commodity
                  (45,966)
                   51,029
K   Equity
                  (17,848)
                (114,577)
K   Foreign currency
             (1,144,987)
             (1,150,816)
K   Interest rate
                (820,691)
                (940,173)
K   Unrealized currency gain (loss)
                   62,901
                  (16,432)
K        Total
      (1,966,591)
       (2,170,969)

 Line Items on the Statements of Operations for the Three and Six Months Ended June 30, 2009:


For the Three Months
For the Six Months

Ended June 30, 2009
Ended June 30, 2009
Trading Results
$
$



     Realized
             (2,284,568)
                (945,351)
K   Net change in unrealized
                  317,977
             (1,225,618)
K      Total Trading Results
       (1,966,591)
       (2,170,969)

5. Fair Value Measurements
   As defined by SFAS No. 157, ?Fair Value Measurements?, fair value is the amount that would be recovered when an asset is sold or an amount paid to transfer a liability, in an ordinary transaction between market participants at the measurement date (exit price). Market price observability is impacted by a number of factors, including the types of investments, the characteristics specific to the investment, and the state of the market (including the existence and the transparency of transactions between market participants). Investments with readily available actively quoted prices in an ordinary market will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
   SFAS No. 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 ? unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 - inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3 - unobservable inputs for the asset or liability (including the Trading Company?s own assumptions used in determining the fair value of investments).

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

5. Fair Value Measurements (cont?d)

  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment?s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Trading Company?s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

   The following tables summarize the valuation of the Trading
Company?s investments by the above SFAS No. 157 fair value hierarchy as of June 30, 2009 and December 31, 2008:

   June 30, 2009





 Quoted Prices in
    Active Markets for
  Identical Assets
        (Level 1)

  Significant Other
   Observable
       Inputs
     (Level 2)

  Significant
   Unobservable
     Inputs
   (Level 3)




       Total
  Assets
Net unrealized gain on open contracts
   $              $243,933
 ?
    n/a
                        $243,933

   December 31, 2008





 Quoted Prices in
    Active Markets for
  Identical Assets
        (Level 1)

  Significant Other
   Observable
       Inputs
     (Level 2)

  Significant
   Unobservable
     Inputs
   (Level 3)




       Total
  Assets
Net unrealized gain on open contracts
   $              $1,469,551
   ?
    n/a
                      $1,469,551


Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

6. Investment Risk
   The Members? investments in the Trading Company expose the Members to various types of risks that are associated with Futures Interests trading and markets in which the Trading Company invests. The significant types of financial risks which the Trading Company is exposed to are market risk, liquidity risk, and counterparty risk.
   The rapid fluctuations in the market prices of Futures Interests in which the Trading Company invests make the Members? investments volatile. If Chesapeake incorrectly predicts the direction of prices in the Futures Interests in which it invests, large losses may occur.
   Illiquidity in the markets in which the Trading Company invests may cause less favorable trade prices. Although Chesapeake will generally purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

6. Investment Risk (Cont?d)

   The credit risk on Futures Interests arises from the potential inability of counterparties to perform under the terms of the contracts. The Trading Company has credit risk because MS&Co., MSIP, and/or MSCG act as the commodity brokers and/or the counterparties with respect to most of the Trading Company?s assets. The Trading Company?s exposure to credit risk associated with counterparty nonperformance is typically limited to the cash deposits with, or other form of collateral held by, the counterparty. The Trading Company?s assets deposited with MS&Co. or its affiliates are segregated or secured in accordance with the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the ?CFTC?) and are expected to be largely held in non-interest bearing bank accounts at a U.S. bank or banks, but may also be invested in any other instruments approved by the CFTC for investment of customer funds. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. With respect to the Trading Company?s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, the Trading Company is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Trading Company accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. The Trading Company had assets on deposit with MS&Co. and MSIP, each acting as a commodity broker for the Trading Company?s trading of Futures Interests, totaling $28,371,384 and $34,205,139 at June 30, 2009 and December 31,
2008, respectively. With respect to those off-exchange-traded forward currency contracts, the Trading Company is at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Trading Company is at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. The Trading Company has a netting agreement with each counterparty. These agreements, which seek to reduce both the Trading Company?s and the counterparties? exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Trading Company?s credit risk in the event of MS&Co.?s or MSCG?s bankruptcy or insolvency.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (continued)

7. Recent Accounting Pronouncements

(a) Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and
Identifying Transactions That Are Not Orderly

   In April 2009, the FASB issued FASB Staff Position (?FSP?) SFAS No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (?FSP SFAS No.157-4?). FSP SFAS No. 157-4 provides additional guidance for determining fair value and requires new disclosures regarding the categories of fair value instruments, as well as the inputs and valuation techniques utilized to determine fair value and any changes to the inputs and valuation techniques during the period. FSP SFAS No. 157-4 is effective for the quarter ended June 30, 2009. The adoption of FSP SFAS No. 157-4 did not have a material impact on the Trading Company?s financial statements.

(b) Interim Disclosures about Fair Value of Financial Instruments

   In April 2009, the FASB issued FSP SFAS No. 107-1 and Accounting Principals Board (?APB?) No. 28-1, Interim Disclosures About Fair Value of Financial Instruments (?FSP SFAS No. 107-1? and ?APB No. 28-1?). The staff position requires fair value disclosures of financial instruments on a quarterly basis, as well as new disclosures regarding the methodology and significant assumptions underlying the fair value measures and any changes to the methodology and assumptions during the reporting period. FSP SFAS No. 107-1 and APB No. 28-1 are effective for the quarter ended June 30, 2009. The adoption of FSP SFAS No. 107-1 and APB No. 28-1 did not have a material impact on the Trading Company?s financial statements.

(c)  Subsequent Events

   In May 2009, the FASB issued SFAS No. 165, Subsequent Events (?SFAS No. 165?). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date; that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS No. 165 is effective for the quarter ended June 30, 2009. Management has performed its evaluation of subsequent events through August 14, 2009, the date these financial statements were issued.

Morgan Stanley Managed Futures Chesapeake I, LLC
Notes to Financial Statements (concluded)

7. Recent Accounting Pronouncements ? (cont?d)

(d)  Accounting Standards Codification

   On June 29, 2009, the FASB issued Statement No. 168, ?FASB Accounting Standards Codification? and the Hierarchy of Generally Accepted Accounting Principles ? a replacement of FASB Statement No. 162. The FASB has stated that the FASB Accounting Standards Codification (?Codification?) will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification?s content will carry the same level of authority, effectively superseding Statement No. 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative. Statement No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.